===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                             ____________________

                                AMENDMENT NO. 1

                                      TO

                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of

                      The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  May 13, 1996

                             ____________________

                        NATIONAL SURGERY CENTERS, INC.

            (Exact name of registrant as specified in its charter)


           DELAWARE                     0-27162                  36-3549627
 (State or other jurisdiction of     (Commission File          (IRS Employer
incorporation or organization)           Number)             Identification No.)

                       35 EAST WACKER DRIVE, SUITE 2800

                           CHICAGO, ILLINOIS  60601
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code:  (312) 553-4200


                             ____________________

               Page 1 of 64 -- Exhibit Index appears on Page 23

===============================================================================

ITEM 2.  ACQUISITION OF ASSETS

     On February 21, 1996, the Registrant, National Surgery Centers, Inc., a Delaware corporation ("NSC"); Coram Healthcare Corporation, a Nevada corporation ("Coram"); T2 Medical, Inc., a Delaware corporation ("T2"); Surgex, Inc., a Nevada corporation ("Surgex"); and Ronald E. Moore ("Moore") entered into a purchase agreement (the "Purchase Agreement") for the acquisition by the Registrant (a) from the Seller, of all of the capital stock of each of (i) Surgex-Miami, Inc., a Florida corporation; (ii) Surgex-Atlanta, Inc., a Delaware corporation; and (iii) Surgex-Sarasota, Inc., a Delaware corporation (collectively, the "Subsidiaries"); all debt owed by such Subsidiaries to each other or to Surgex and all accrued interest thereon; and all management fees owed by certain limited partnerships managed by the Subsidiaries to Surgex and
(b) from T2, of indebtedness receivable in the amount of $828,000 and all accrued interest thereon in consideration of the payment by the Registrant to Coram of $4,300,000 (the items purchased by Registrant as referred to in (a) and (b), collectively, the "Purchased Surgex Assets"). On May 13, 1996, pursuant to the Purchase Agreement, Coram received $4,147,000 for the Purchased Surgex Assets, which amount adjusts for changes in working capital as set forth in the Purchase Agreement.

     On April 30, 1996, NSC; Westside Surgery Center, Ltd., a Texas limited partnership ("Westside"); NSC Houston, Inc., a Texas corporation and wholly-owned subsidiary of NSC ("NSCH"); Healthfirst Medical Westside Corporation, a Texas corporation ("HMWC"); and certain limited partners of Westside entered into an Agreement to Purchase Partnership Interests (the "Agreement to Purchase") which provided for the acquisition by NSCH, effective May 1, 1996, of the following: (i) all of the general partnership interests in Westside from HMWC, (ii) a portion of the limited partnership interests in Westside (the "Limited Partnership Interests") from those limited partners of Westside who had agreed to sell such Limited Partnership Interests (the "Limited Partners") and
(iii) a management agreement from HMWC, in consideration of the payment by NSCH to such parties of an aggregate of $4,235,000 (the "Purchase Price") in cash (the items purchased by Registrant as referred to in (a)-(c), collectively, the "Purchased Westside Assets"). On May 17, 1996, pursuant to the Agreement to Purchase, NSCH paid the Purchase Price to HMWC and the Limited Partners for the Purchased Westside Assets.

     The terms of each of the acquisitions, including the amount of cash paid as consideration, were determined through arm's-length negotiations, based on past and projected levels of revenue and profitability of the entities acquired and the value of the assets acquired. Each of the acquisitions was accounted for using the purchase method of accounting. The foregoing descriptions are qualified in their entirety by reference to the form of the Purchase Agreement and of the Agreement to Purchase, which are attached hereto and are incorporated herein by reference as Exhibits 2.1 and 2.2, respectively.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial statements of businesses acquired

SURGEX-ATLANTA, INC.; SURGEX-MIAMI, INC.; AND SURGEX-SARASOTA, INC. AND THEIR
  SUBSIDIARIES
  Independent Auditors' Report............................................ 3
  Combined and Consolidated Balance Sheet as of December 31, 1995......... 4
  Combined and Consolidated Statement of Income for the year ended
    December 31, 1995..................................................... 5
  Combined and Consolidated Statement of Changes in Shareholders'
    Equity for the year ended December 31, 1995........................... 6
  Combined and Consolidated Statements of Cash Flows for the year ended
    December 31, 1995..................................................... 7
  Notes to Combined and Consolidated Financial Statements................. 8

WESTSIDE SURGERY CENTER, LTD.
  Report of Independent Auditors.......................................... 12
  Balance Sheet as of December 31, 1995................................... 13
  Statement of Income for the year ended December 31, 1995................ 14
  Statement of Changes in Partners' Equity for the year ended
    December 31, 1995..................................................... 15
  Statement of Cash Flows for the year ended December 31, 1995............ 16
  Notes to Financial Statements........................................... 17

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Surgex-Atlanta, Inc.; Surgex-Miami, Inc.; and
  Surgex-Sarasota, Inc.

     We have audited the accompanying combined and consolidated balance sheet of SURGEX-ATLANTA, INC. (a Delaware Corporation); SURGEX-MIAMI, INC. (a Florida Corporation); AND SURGEX-SARASOTA, INC. (a Delaware Corporation) AND EACH OF THEIR SUBSIDIARIES as of December 31, 1995, and the related combined and consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These combined and consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined and consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined and consolidated financial statements referred to above present fairly, in all material respects, the financial position of SURGEX-ATLANTA, INC.; SURGEX-MIAMI, INC.; AND SURGEX-SARASOTA, INC. AND EACH
OF THEIR SUBSIDIARIES as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                       Habif, Arogeti & Wynne, P.C.

Atlanta, Georgia
June 28, 1996

                 SURGEX-ATLANTA, INC.; SURGEX-MIAMI, INC.; AND
             SURGEX-SARASOTA, INC. AND EACH OF THEIR SUBSIDIARIES

                    COMBINED AND CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1995

                                    ASSETS
                                    ------
Current assets
  Cash............................................................. $  279,791
  Accounts receivable, net of allowance for contractual adjustment
   and doubtful accounts of $395,855...............................    852,568
  Accounts receivable--other.......................................     53,125
  Inventory........................................................     60,214
  Prepaid expenses.................................................     45,721
                                                                    ----------
    Total current assets...........................................  1,291,419
                                                                    ----------
Property and equipment
  Medical equipment................................................    888,270
  Leasehold improvements...........................................  1,193,775
  Furniture and fixtures...........................................     42,361
                                                                    ----------
                                                                     2,124,406
  Accumulated depreciation.........................................   (627,768)
                                                                    ----------
                                                                     1,496,638
                                                                    ----------
Other assets
  Goodwill, net of accumulated amortization of $98,026.............  1,522,024
  Due from parent..................................................  1,448,938
  Deposits.........................................................     21,618
                                                                    ----------
                                                                     2,992,580
                                                                    ----------
                                                                    $5,780,637
                                                                    ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------
Current liabilities
  Accounts payable................................................. $   65,725
  Accrued expenses--other..........................................    581,585
  Accrued distributions............................................    807,299
  Current portion of capital lease obligations.....................     66,732
  Current portion of notes payable.................................  1,991,013
                                                                    ----------
    Total current liabilities......................................  3,512,354
                                                                    ----------
Long-term liabilities
  Notes payable, net of current portion............................  1,203,431
  Capital lease obligation, net of current portion.................    210,991
  Deferred taxes...................................................     23,369
                                                                    ----------
                                                                     1,437,791
                                                                    ----------
Minority interests.................................................    430,583
                                                                    ----------
Stockholders' equity
  Common stock.....................................................         15
  Retained earnings................................................    399,894
                                                                    ----------
                                                                       399,909
                                                                    ----------
                                                                    $5,780,637
                                                                    ==========

                 See auditors' report and accompanying notes.

                 SURGEX-ATLANTA, INC.; SURGEX-MIAMI, INC.; AND
             SURGEX-SARASOTA, INC. AND EACH OF THEIR SUBSIDIARIES

                 COMBINED AND CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1995

Net revenue......................................................... $4,765,718
  Operating expenses................................................  3,109,154
  Depreciation and amortization expense.............................    307,363
                                                                     ----------
Operating income....................................................  1,349,201
                                                                     ----------
Other income and (expense)
  Minority interest in earnings.....................................   (752,928)
  Interest expense..................................................   (220,873)
  Miscellaneous income..............................................    143,513
                                                                     ----------
                                                                       (830,288)
                                                                     ----------
Income before income tax expense....................................    518,913
Income tax expense..................................................   (305,065)
                                                                     ----------
    Net income...................................................... $  213,848
                                                                     ==========


                   See auditors' report and accompanying notes.

                 SURGEX-ATLANTA, INC.; SURGEX-MIAMI, INC.; AND
             SURGEX-SARASOTA, INC. AND EACH OF THEIR SUBSIDIARIES

    COMBINED AND CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        FOR THE YEAR DECEMBER 31, 1995


                                                COMMON STOCK
                                                ------------- RETAINED
                                                SHARES AMOUNT EARNINGS  TOTAL
                                                ------ ------ -------- --------
Balances, December 31, 1994...................  2,000   $15   $186,046 $186,061
Net income....................................     -     --    213,848  213,848
                                                -----   ---   -------- --------
Balances, December 31, 1995...................  2,000   $15   $399,894 $399,909
                                                =====   ===   ======== ========

                 See auditors' report and accompanying notes.

                 SURGEX-ATLANTA, INC.; SURGEX-MIAMI, INC.; AND
             SURGEX-SARASOTA, INC. AND EACH OF THEIR SUBSIDIARIES

               COMBINED AND CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                          INCREASE (DECREASE) IN CASH

Cash flows from operating activities
  Net income...................................................... $   213,848
                                                                   -----------
  Adjustments to reconcile net income to net cash provided by operating activities
    Depreciation and amortization.................................     307,363
    Minority interest in earnings of subsidiary...................     752,928
    Changes in assets and liabilities
      Increase in accounts receivable.............................    (219,615)
      Increase in accounts receivable--other......................     (47,525)
      Increase in inventory.......................................      (6,284)
      Decrease in prepaid expense.................................       9,874
      Increase in accounts payable................................      15,696
      Increase in accrued expenses--other.........................     231,150
      Increase in accrued distributions...........................     807,299
      Increase in deferred taxes..................................      42,733
                                                                   -----------
        Total adjustments.........................................   1,893,619
                                                                   -----------
          Net cash provided by operating activities...............   2,107,467
                                                                   -----------
Cash flows from investing activities
  Acquisition of property and equipment...........................     (60,141)
                                                                   -----------
Cash flows from financing activities
  Proceeds from notes payable.....................................     125,000
  Payments on notes payable.......................................  (1,371,463)
  Payments on capital lease obligations...........................     (28,573)
  Distributions paid..............................................    (859,407)
                                                                   -----------
    Net cash used by financing activities.........................  (2,134,443)
                                                                   -----------
          Net decrease in cash...................................      (87,117)
                                                                   -----------
Cash, beginning of year...........................................     366,908
                                                                   -----------
          Cash, end of year....................................... $   279,791
                                                                   ===========
Supplementary Disclosures of Cash Flow Information
Cash paid during year for
  Interest........................................................ $    63,025
  Income taxes....................................................         -0-

                 See auditors' report and accompanying notes.

                SURGEX-ATLANTA, INC.; SURGEX-MIAMI, INC.; AND
             SURGEX-SARASOTA, INC. AND EACH OF THEIR SUBSIDIARIES
            NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  General:

     The Companies are investment companies that hold investment interests in general partnerships that operate surgical centers. The respective ownerships are as follows:

                                                      PERCENTAGE OF OWNERSHIP
        COMPANY                PARTNERSHIP              AND TYPE OF INTEREST
        -------          ------------------------  -------------------------------
Surgex-Atlanta, Inc..... North Atlanta Endoscopy, 66% General Partnership
                          Center, L.P.             interest
Surgex-Miami, Inc....... Ambulatory Surgical      60% General Partnership
                          Centre of Miami, L.P.    interest
Surgex-Sarasota, Inc. ..  Surgex-Sarasota          1% General Partnership
                          Endoscopy Center, L.P.   interest and 59% Limited
                                                   Partnership interest

     The Companies listed above are wholly owned subsidiaries of Surgex, Inc.

  Principles of Consolidation:

     The consolidated and combined financial statements include the Companies' accounts and their majority owned subsidiaries listed above. All significant intercompany transactions and balances have been eliminated in consolidation.

  Accounts Receivable and Net Revenue:

     The Companies bill for the services rendered. If any of the accounts were deemed uncollectible, the accounting loss suffered would be the value of the account balance.

     Net revenue consists of charges by the Companies' centers at established billing rates for services. Net revenue is net of provision for contractual adjustments and doubtful accounts.

     Patient service revenue is reported at the estimated net realizable amounts from patients, third party payors, and others for services rendered.

  Inventories:

     Inventories consist of medical supplies and are stated at the lower-of-cost or market, with cost determined by the FIFO (first-in, first-out) method.

  Property and Equipment:

     Property and equipment are carried at cost. Equipment under capital leases is recorded at the lower of the present value of lease payments or fair market value. Expenditures for maintenance and repairs will be expensed currently, while renewals and betterments that materially extend the life of an asset will be capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, will be eliminated from the accounts, and any resulting gain or loss will be recognized.

     Depreciation will be provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

          Medical equipment.......................................  5-7 years
          Leasehold improvements.................................. 9-20 years
          Office furniture and fixtures...........................    7 years


                 SURGEX-ATLANTA, INC.; SURGEX-MIAMI, INC.; AND
             SURGEX-SARASOTA, INC. AND EACH OF THEIR SUBSIDIARIES
      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

  Other Assets:

     Goodwill is being amortized by the straight-line method over 40 years.

  Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.

  Financial Instruments:

     The Companies estimate that the fair value of all financial instruments at December 31, 1995 does not differ materially from the aggregate carrying value of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Companies using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair values, and accordingly, the estimates are not necessarily indicative of the amounts that the Companies could realize in a current market exchange.

B. CASH--CONCENTRATION OF CREDIT RISK:

     Surgex-Miami, Inc. maintained deposits in a financial institution which exceeded the Federal Deposit Insurance Corporation limit in the amount of $80,893.

C. COMMITMENTS:

     The Companies have management agreements with Surgex, Inc., sole owner of the Companies at December 31, 1995. Compensation for these management services is 6% of net revenue for Surgex-Atlanta, Inc. and 5% of net revenues for Surgex-Miami, Inc. and Surgex-Sarasota, Inc. On February 1, 1996, Surgex, Inc. assigned these rights to National Surgery Centers, Inc. Termination of the agreement will occur only upon mutual, written consent of all parties.

     The amounts accrued at December 31, 1995 and paid during 1995 in accordance with these agreements are as follows:

                                           SURGEX-  SURGEX-   SURGEX-
                                           ATLANTA,  MIAMI,  SARASOTA,
                                             INC.     INC.     INC.     TOTAL
                                           -------- -------- --------- --------
Management fees accrued................... $   -0-  $ 77,000  $54,994  $131,994
Management fees paid......................  91,716   123,944   25,464   241,124

     The balance of the accrual is included in accrued expenses--other.

     Surgex-Atlanta, Inc. entered into an agreement with Finova Capital Corporation to pay monthly interest installments of $1,239 expiring November 1, 1996. The agreement is a continuation of a previously settled capital lease obligation. Interest payments related to these agreements totaled $4,651.

                 SURGEX-ATLANTA, INC.; SURGEX-MIAMI, INC.; AND
             SURGEX-SARASOTA, INC. AND EACH OF THEIR SUBSIDIARIES
      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

     The Companies lease their office space. Minimum rental commitments, under non-cancelable leases with terms of one year or more, are as follows:

          1996.................................................... $  376,648
          1997....................................................    386,781
          1998....................................................    397,319
          1999....................................................    408,278
          2000....................................................    413,156
          Thereafter..............................................  1,617,520
                                                                   ----------
                                                                   $3,599,702
                                                                   ==========

     Rental expense totaled $405,164 during the year.

D. COMMON STOCK:

     Common stock consists of the following:

          Surgex-Atlanta, Inc.
             $.01 par value, 500 shares authorized, issued and outstanding.. $ 5
          Surgex-Miami, Inc.
             No par value, 1,000 shares authorized, issued and outstanding..   5
          Surgex-Sarasota, Inc.
             $.01 par value, 500 shares authorized, issued and outstanding..   5
                                                                             ---
                                                                             $15
                                                                             ===

E. CAPITAL LEASE:

     Surgex-Sarasota, Inc. acquired machinery and equipment under the provisions of two long-term capital leases. The assets under capital leases are included in property and equipment and are depreciated over their estimated useful lives.

     As of December 31, 1995, minimum future lease payments under capital leases are as follows:

          1996...................................................... $100,276
          1997......................................................  100,276
          1998......................................................  100,276
          1999......................................................   50,701
                                                                     --------
          Total minimum lease payments..............................  351,529
          Less: Amounts representing interest.......................   73,806
                                                                     --------
          Net minimum lease payments................................ $277,723
                                                                     ========

F. RELATED PARTY TRANSACTIONS:

     Distributions of cash are paid out in the sole discretion of the general partners and available cash is distributed as follows:

                                                             GENERAL  LIMITED
                                                             PARTNERS PARTNERS
                                                             -------- --------
          Surgex-Atlanta, Inc.................................   66%      34%
          Surgex-Miami, Inc...................................   60%      40%
          Surgex-Sarasota, Inc................................    1%      99%

                 SURGEX-ATLANTA, INC.; SURGEX-MIAMI, INC.; AND
             SURGEX-SARASOTA, INC. AND EACH OF THEIR SUBSIDIARIES
      NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

     A portion of the fourth quarter 1995 distribution were not paid out until 1996. An accrual at December 31, 1995 consisted of:

                                                  GENERAL  LIMITED
                                                  PARTNERS PARTNERS   TOTAL
                                                  -------- --------  --------
          Surgex-Atlanta, Inc.................... $    -0- $ 35,001  $ 35,001
          Surgex-Miami, Inc......................  306,031  119,900   425,931
          Surgex-Sarasota, Inc...................    4,904  341,463   346,367
                                                  -------- --------  --------
                                                  $310,935 $496,364  $807,299
                                                  ======== ========  ========

     Related parties have made advances or issued notes to the Companies. Coram Healthcare Corporation ("Coram") and Surgex, Inc. ("Surgex"), an affiliate and parent of the Companies, respectively, have loaned money to the Companies. Coram and Surgex exercise management responsibilities over the Companies. The balances for these debts and the related accounts at December 31, 1995 are as follows:

                           SURGEX-ATLANTA, SURGEX-MIAMI, SURGEX-SARASOTA,
                                INC.           INC.            INC.         TOTAL
                           --------------- ------------- ---------------- ----------

Receivables from Surgex..     $     -0-      $1,229,609       $219,329     $1,448,938
                              =========      ==========       ========     ==========

Notes payable--Surgex....     $1,100,931     $1,163,013       $    -0-     $2,263,944
Notes payable--Coram.....            -0-        828,000            -0-        828,000
Notes from Limited
 Partners (interest
 free)...................            -0-         93,500            -0-         93,500
Note from Limited
 Partner (interest
 bearing)................            -0-          9,000            -0-          9,000
                              ----------     ----------       --------     ----------
    Total................     $1,100,931     $2,093,513       $    -0-     $3,194,444
                              ==========     ==========       ========     ==========
Interest payable--
 Surgex (7%)............      $   11,149     $  138,939       $ 32,555     $  182,643
Interest payable--Coram
 (7%)...................             -0-        115,920            -0-        115,920
Interest payable--
 Limited Partner (10%)..             -0-          3,975            -0-          3,975
                              ----------     ----------       --------     ----------
                              $   11,149     $  258,834       $ 32,555     $  302,538
                              ==========     ==========       ========     ==========

     All advances and notes are due on demand. The balance of the interest payable is included in accrued expenses--other.

G. INCOME TAXES:

     Earnings differ for financial statement and income tax reporting purposes primarily as a result of timing differences in the recognition of depreciation expense and the amortization of intangibles.

     Provision has been made for income taxes on earnings reported on the tax returns and includes a portion related to items recognized differently for financial statement and income tax reporting.

     The elements of income taxes are as follows:

        Current:
          State..................................................... $ 38,746
          Federal...................................................  223,586
                                                                     --------
                                                                      262,332
                                                                     --------
        Deferred:
          State.....................................................    5,995
          Federal...................................................   36,738
                                                                     --------
                                                                       42,733
                                                                     --------
                                                                     $305,065
                                                                     ========

H. SUBSEQUENT EVENT:

     On February 21, 1996, National Surgery Centers, Inc. entered into an agreement to purchase a 100% interest of Surgex-Atlanta, Inc.; Surgex-Miami, Inc.; and Surgex-Sarasota, Inc.; all debt and accrued interest owed by the Companies to each other or Surgex, Inc.; and all management fees. The transaction was consummated on May 13, 1996 by National Surgery Centers, Inc.

                        REPORT OF INDEPENDENT AUDITORS

Partners
Westside Surgery Center, Ltd.

     We have audited the accompanying balance sheet of Westside Surgery Center, Ltd. (the Partnership), as of December 31, 1995, and the related statements of income, changes in partners' equity, and cash flows for the year ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westside Surgery Center, Ltd., at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Houston, Texas
June 26, 1996

                         WESTSIDE SURGERY CENTER, LTD.

                                 BALANCE SHEET
                               DECEMBER 31, 1995

                                    ASSETS
                                    ------
Current assets:
  Cash and cash equivalents......................................... $  196,126
  Accounts receivable (less allowance for uncollectible accounts of
   $165,680)........................................................    632,000
  Accounts receivable--related party (Note 5).......................     60,431
  Prepaid expenses..................................................      2,699
                                                                     ----------
    Total current assets............................................    891,256
Property and equipment (Note 2).....................................    996,069
Less accumulated depreciation and amortization......................   (423,668)
                                                                     ----------
                                                                        572,401
Other assets:
  Security deposits.................................................     69,448
  Organization costs (less accumulated amortization of $28,500).....     28,500
                                                                     ----------
    Total assets.................................................... $1,561,605
                                                                     ==========
                       LIABILITIES AND PARTNERS' EQUITY
                       --------------------------------
Current liabilities:
  Current installments, capital leases.............................. $   84,217
  Current installments, long-term debt..............................     71,188
  Accounts payable..................................................    199,897
  Accrued expenses..................................................     41,587
                                                                     ----------
    Total current liabilities.......................................    396,889
Capital leases (Note 4).............................................    236,079
Long-term debt (Note 3).............................................    232,977
Partners' equity....................................................    695,660
                                                                     ----------
    Total liabilities and partners' equity.......................... $1,561,605
                                                                     ==========


  The Notes to Financial Statements are an integral part of these statements.

                         WESTSIDE SURGERY CENTER, LTD.

                              STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1995

Net revenue......................................................... $3,314,460
Expenses:
  Operating expenses................................................  2,012,405
  Depreciation and amortization expense.............................    211,708
                                                                     ----------
Operating income....................................................  1,090,347
Interest expense....................................................    (81,718)
Interest income.....................................................      3,755
                                                                     ----------
Net income.......................................................... $1,012,384
                                                                     ==========



  The Notes to Financial Statements are an integral part of these statements.

                         WESTSIDE SURGERY CENTER, LTD.

                   STATEMENT OF CHANGES IN PARTNERS' EQUITY

                                                              20%        80%
                                                            GENERAL    LIMITED
                                                 TOTAL      PARTNER   PARTNERS
                                              -----------  ---------  ---------
Partners' equity at January 1, 1995.......... $   653,044  $ 130,608  $ 522,436
  Capital contributions......................      71,250     14,250     57,000
  Net income.................................   1,012,384    202,476    809,908
  Distributions..............................  (1,041,018)  (208,204)  (832,814)
                                              -----------  ---------  ---------
Partners' equity at December 31, 1995........ $   695,660  $ 139,130  $ 556,530
                                              ===========  =========  =========





  The Notes to Financial Statements are an integral part of these statements.

                         WESTSIDE SURGERY CENTER, LTD.

                            STATEMENT OF CASH FLOWS
                         YEAR ENDED DECEMBER 31, 1995

OPERATING ACTIVITIES
Net income........................................................ $1,012,384
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation and amortization...................................    211,708
  Provision for uncollectible accounts............................      8,814
Changes in assets and liabilities:
  Increase in accounts receivable.................................    (33,351)
  Increase in accounts receivable--related party..................    (40,487)
  Increase in prepaid expenses....................................     (2,699)
  Increase in security deposits...................................    (12,440)
  Decrease in accounts payable....................................    (22,327)
  Increase in accrued expenses....................................     41,587
                                                                   ----------
    Net cash provided by operating activities.....................  1,163,189
                                                                   ----------
INVESTING ACTIVITIES
Purchases of property and equipment...............................     (7,790)
                                                                   ----------
    Net cash used in investing activities.........................     (7,790)
                                                                   ----------
FINANCING ACTIVITIES
Proceeds from long-term debt......................................     75,000
Payments on capital leases and long-term debt.....................   (148,420)
Contributed capital...............................................     71,250
Partners' distributions........................................... (1,041,018)
                                                                   ----------
    Net cash used in financing activities......................... (1,043,188)
                                                                   ----------
Net increase in cash and cash equivalents.........................    112,211
Cash and cash equivalents at beginning of year....................     83,915
                                                                   ----------
Cash and cash equivalents at end of year.......................... $  196,126
                                                                   ==========
Interest paid during the year..................................... $   79,670
                                                                   ==========

  The Notes to Financial Statements are an integral part of these statements.

                         WESTSIDE SURGERY CENTER, LTD.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    Westside Surgery Center, Ltd., a Texas limited partnership (the Partnership), was organized on June 3, 1993 for the purpose of providing an ambulatory surgery center to the surrounding community.

    The General Partner of the Partnership is HealthFirst Medical Westside Corporation (HFMW). The Limited Partners are primarily members of the medical staff and several executives of HFMW.

    Significant accounting policies of the Partnership are presented below:

  Cash and cash equivalents

    The Partnership considers all investments in highly liquid investments with maturities of three months or less to be cash equivalents.

  Property and Equipment

    Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

  Organization Costs

    Organization costs are amortized using the straight-line method over five years.

  Net Patient Revenue

    Net patient revenue consists of charges by the Partnership's center at established billing rates for services which generally include all fees for operating room, recovery room, supplies, and medications. Net patient revenue is net of provisions for contractual adjustments.

  Off-Balance-Sheet Risk and Concentrations of Credit Risk

    Financial instruments which potentially subject the Partnership to concentrations of credit risk consist principally of cash, cash equivalents, and patient receivables. The Partnership places its cash and cash equivalents with high credit quality financial institutions.

    Concentrations of credit risk with respect to patient receivables is limited due to the large number of customers comprising the Partnership's customer base and their dispersion across many different insurance companies, health maintenance and preferred provider organizations, and individuals.

    The Partnership had no significant concentrations of credit risk or financial instruments with off-balance-sheet risk.

  Accounting Estimates

    Accounting estimates are an integral part of the financial statements prepared by management and are based on management's current judgments. These judgments are based on knowledge and experience about past and current events and on assumptions about future events. Management will accrue estimated liabilities when the financial impact is probable and estimable.

                         WESTSIDE SURGERY CENTER, LTD.

 Liability Insurance

  The Company carries professional malpractice and general liability insurance, whereby the Company pays premiums based on the number of patient cases, which covers all potential losses up to certain limits.

  The Company has procedures in place to monitor incidents of significance. The Company does not have any malpractice claims or other litigation in which the ultimate resolution could have a material financial impact.

 Income Taxes

  No provision for income taxes is made in the financial statements of the Partnership because, as a partnership, the tax effect of its activities accrues to the partners.

 Allocation of Income (Loss) and Cash Distributions

  In accordance with the Partnership agreement, operating income, gains, losses, and cash distributions are allocated 80% to the Limited Partners and 20% to the General Partner. The allocation is made to each Limited Partner based on the number of units owned by the Limited Partner divided by the total number of units owned by the Limited Partners.

2. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                                    December 31,
                                                                        1995
                                                                    ------------
      Medical and surgical equipment...............................   $940,238
      Leasehold improvements.......................................     16,302
      Office equipment.............................................     27,592
      Vehicle......................................................     11,937
                                                                      --------
                                                                      $996,069
                                                                      ========

  Estimated useful lives for depreciation are:

      Equipment and leasehold improvements............................ 3-5 years
      Vehicle.........................................................   3 years

3. LONG-TERM DEBT

  The Partnership's debt represents an agreement with a financing company for medical equipment acquired. The agreement requires monthly payments of $8,854 through March, 1999 with a balloon payment due at maturity in April, 1999. The interest rate is 13.4%.

  Annual maturities of long-term debt through 1999 are as follows:

           1996...................................... $71,188
           1997......................................  80,915
           1998......................................  91,971
           1999......................................  60,091

  The debt agreement is secured by medical equipment with a net book value of $180,834 at December 31, 1995.

                         WESTSIDE SURGERY CENTER, LTD.

4. LEASES

  The Partnership has entered into several lease agreements for medical equipment and office equipment which are accounted for as capital leases.

  At December 31, 1995, future minimum lease payments for capital leases are as follows:

           1996..................................... $115,421
           1997.....................................  115,421
           1998.....................................  103,216
           1999.....................................   56,042
                                                     --------
               Total minimum lease payments......... $390,100

           Less: Amount representing interest.......   69,804
                                                     --------
             Present value of capital leases........  320,296
           Less: Current installments...............   84,217
                                                     --------
             Capital lease obligations.............. $236,079
                                                     ========

  The net book value of the equipment under capital leases is $285,455 at December 31, 1995.

  The Partnership leases its surgery center under an operating lease. Total rental expense for the year ended December 31, 1995 was $146,714. Future minimum lease payments under the operating lease are as follows:

           1996..................................... $120,000
           1997.....................................  120,000
           1998.....................................  120,000
           1999.....................................  120,000
           2000.....................................   60,000
                                                     --------
                                                     $540,000
                                                     ========

5. TRANSACTIONS WITH PARTNERS AND AFFILIATES

  In accordance with the Certificate and Agreement of Limited Partnership, HFMW receives an annual fee of five percent of net revenues for managing the Partnership. This fee was $164,306 for the year ended December 31, 1995.

  The Partnership performs certain administrative services for an affiliate company of HFMW and charges the affiliated company for the costs incurred. At December 31, 1995, there was an outstanding receivable for these services with a balance of $60,431. The total fees charged for 1995 for these services were $113,518.

  The Partnership pays certain physicians, who are limited partners, director fees for their services provided for serving as directors of certain departments of the Partnership. During 1995, the fees paid to these limited partners were $41,500.

6. SUBSEQUENT EVENT

  Effective May 1, 1996, National Surgery Centers, Inc. (National), purchased 100% of the General Partner's interest and 51% of the Limited Partners' interests. As a result of this transaction, National owns 61% of the Partnership interest and the Limited Partners own the remaining 39%.

     (b)  Pro forma financial information

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1995, and Consolidated Balance Sheets at December 31, 1995, are based on the audited historical consolidated financial statements of National Surgery Centers, Inc. and Endoscopy Center Affiliate as reported in the unaudited Pro Forma Consolidated Financial Statements as reported on Amendment No. 2 to Form 8-K dated July 15, 1996 (collectively "NSC" or the "Company"); Surgex-Atlanta, Inc., Surgex-Miami-Inc., and Surgex-Sarasota, Inc. and their Subsidiaries (collectively, "Surgex"); and Westside Surgery Center, Ltd ("Westside")(Surgex and Westside being sometimes referred to herein collectively as the "Recent Acquisitions"). The Unaudited Pro Forma Consolidated Statements of Operations are adjusted as if the following events occurred on January 1, 1995 while the Unaudited Pro Forma Consolidated Balance Sheets are adjusted as if the Recent Acquisitions had occurred at December 31, 1995. The Unaudited Pro Forma Consolidated Statements of Operations combine the historical operations of the Company with the historical operations of the Recent Acquisitions prior to the dates the Company made such acquisitions, using the purchase method of accounting. These Pro Forma Consolidated Financial Statements are not necessarily indicative of the operating results that would have been achieved had the aforementioned transactions occurred at the beginning of each period presented nor do they purport to indicate the results of future operations.

  These Unaudited Pro Forma Consolidated Financial Statements are based on the assumptions set forth in the notes to such statements and should be read in conjunction with the related consolidated financial statements and notes thereto.

                                                                             YEAR ENDED DECEMBER 31, 1995
                                                                             ----------------------------
                                                              NSC                                      ADJUST-     PRO FORMA
                                                          HISTORICAL   SURGEX(1)   WESTSIDE(1)         MENTS       AS ADJUSTED
                                                          -----------  ----------  ----------          -----       -----------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS:
 Net revenue............................................     $58,006      $4,766      $3,314          $    --         $66,086
 Cost and expenses:
   Operating expenses...................................      40,316       3,110       2,012             (334)(2)      45,104
   General and administrative expenses..................       2,715          --          --               --           2,715
   Depreciation and amortization expense................       4,959         307         212              132(3)        5,610
                                                             -------      ------      ------          -------         -------
   Total costs and expenses.............................      47,990       3,417       2,224             (202)         53,429
                                                             -------      ------      ------          -------         -------
   Operating income.....................................      10,016       1,349       1,090              202          12,657
                                                             -------      ------      ------          -------         -------
 Other (income) expense:
   Interest expense.....................................       4,730         221          82              423(4)(5)     5,456
   Interest income......................................        (278)         --          (4)              --            (282)
   Minority interests...................................       1,283         753          --              397(6)        2,433
   Other, net...........................................        (737)       (144)         --               --            (881)
                                                             -------      ------      ------          -------         -------
   Total other (income) expense.........................       4,998         830          78              820           6,726
                                                             -------      ------      ------          -------         -------
 Income (loss) before taxes and extraordinary item......       5,018         519       1,012             (618)          5,931
 Provision for income taxes.............................       1,957         305          --               60(7)        2,322
                                                             -------      ------      ------          -------         -------
 Income (loss) before extraordinary item................       3,061         214       1,012             (678)          3,609
 Early extinguishment of debt, net......................        (253)         --          --               --            (253)
                                                             -------      ------      ------          -------         -------
 Net Income (loss)......................................     $ 2,808      $  214      $1,012          $  (678)        $ 3,356
                                                             =======      ======      ======          =======         =======
 Income (loss) per common shares (8):
   Primary:
      Before extraordinary item.........................     $  0.56      $   --      $   --          $    --         $   .66
      Extraordinary item................................       (0.05)         --          --               --            (.05)
                                                             -------      ------      ------          -------         -------
      Net income (loss).................................     $  0.51      $   --      $   --          $    --         $   .61
                                                             =======      ======      ======          =======         =======
   Fully Diluted:
      Before extraordinary item.........................     $  0.54      $   --      $   --          $    --         $   .63
      Extraordinary item................................       (0.05)         --          --               --            (.04)
                                                             -------      ------      ------          -------         -------
      Net income (loss).................................     $  0.49      $   --      $   --          $    --         $   .59
                                                             =======      ======      ======          =======         =======
 Weighted average number of common and
   common equivalent shares outstanding (8):
   Primary..............................................       5,457          --          --               --           5,457
   Fully diluted........................................       5,711          --          --               --           5,711

    The accompanying notes on the following page are an integral part of the
                 Unaudited Pro Forma Consolidated Financial Statements.

                                                                                   DECEMBER 31, 1995
                                                           ------------------------------------------------------------------
                                                               NSC                                  ADJUST-         PRO FORMA
                                                           HISTORICAL   SURGEX(9)  WESTSIDE(9)      MENTS         AS ADJUSTED
                                                           ----------   ---------  -----------      -------       -----------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEETS:
  ASSETS
  Current Assets:
      Cash and cash equivalents..........................    $ 16,154   $  280       $  196     $       --           $ 16,630
      Short-term, investments............................       8,190       --           --             --              8,190
      Accounts receivable, net...........................      10,013      853          632             --             11,498
      Other current assets...............................       3,636      158           63             --              3,857
                                                             --------   ------       ------        -------           --------
           Total current assets..........................      37,993    1,291          891             --             40,175
                                                             --------   ------       ------        -------           --------
  Property and equipment, net............................      30,936    1,497          572             --             33,005
  Excess of purchase price over net assets
     acquired, net.......................................      17,173    1,522           --          5,391 (10)        24,086
  Other assets...........................................       7,117    1,471           98         (1,449)(11)         7,237
                                                             --------   ------       ------        -------           --------
                                                             $ 93,219   $5,781       $1,561        $ 3,942           $104,503
                                                             ========   ======       ======        =======           ========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current Liabilities:
      Current installments of long-term debt.............    $  8,333   $2,058       $  155        $(1,991)(11)      $  8,555
      Accounts payablend accrued expenses................       6,309    1,478          242           (435)(11)         7,594
                                                             --------   ------       ------        -------           --------
           Total current liabilities.....................      14,642    3,536          397         (2,426)            16,149
                                                             --------   ------       ------        -------           --------

  Long-term debt, less current installments..............      23,338    1,414          469          7,179(11)(12)     32,400
  Other long-term liabilities............................         449       --           --             --                449
  Minority Interests.....................................       4,776      431           --            284(13)          5,491
  Shareholders' Equity:
     Preferred stock.....................................          --       --           --             --                 --
     Non-voting common stock.............................           6       --           --             --                  6
     Common stock........................................          50       --           --             --                 50
     Additional paid-in capital..........................      87,814       --          695           (695)(14)        87,814
     Accumulated deficit.................................     (37,856)     400           --           (400)(14)       (37,856)
                                                             --------   ------       ------        -------           --------
           Total shareholders' equity....................      50,014      400          695         (1,095)            50,014
                                                             --------   ------       ------        -------           --------
                                                             $ 93,219   $5,781       $1,561        $ 3,942           $104,503
                                                             ========   ======       ======        =======           ========
- --------------

(1) Reflects the historical net revenue and operating expenses of the Recent Acquisitions on a consolidated basis as if the Recent Acquisitions had occurred on January 1, 1995.
(2) Reflects management fee expense eliminated as a result of the Recent Acquisitions.
(3) Reflects incremental amortization of goodwill as a result of the Recent Acquisitions.
(4) Reflects reduction of interest expense attributable to debt acquired by NSC as a direct result of the Recent Acquisitions.
(5) Reflects additional interest expenses attributable to debt issued, at an interest rate of 7%, as a direct result of the Recent Acquisitions.
(6) Reflects minority interest expense attributable to limited partners associated with the Recent Acquisitions.
(7) Represents an adjustment to reflect income tax expense at an assumed effective tax rate of 40.0% for Recent Acquisitions.
(8) Reflects the 3-for-2 stock split in the form of a stock dividend of the Company's common stock effected in May 1996.
(9) Reflects the historical balance sheet for the acquisition of the Recent Acquisitions as if the Recent Acquisitions had occurred on December 31, 1995.
(10) Reflects excess purchase price over net assets acquired as a result of the Recent Acquisitions.
(11) Reflects accrued management fees, accrued interest, demand notes and long-term debt acquired by NSC and thus eliminated in consolidation as a result of the Recent Acquisitions.
(12) Reflects debt assumed to be issued by NSC to purchase related assets, liabilities, and common stock of Recent Acquisitions.
(13) Reflects minority interests for limited partners share of net assets of the Recent Acquisitions.
(14) Reflects capital accounts eliminated as a result of consolidation of the Recent Acquisitions.
     Acquisitions.

         (c)  Exhibits.

         The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       NATIONAL SURGERY CENTERS, INC.


                       By:/s/ Bryan S. Fisher
                          -----------------------------------
                         Bryan S. Fisher
                         Chief Financial Officer

DATE:  JULY 19, 1996

                        NATIONAL SURGERY CENTERS, INC.
                                 EXHIBIT INDEX

                                                                                       Sequential*
Number and Description of Exhibit                                                      Page Number
2.1**     Form of Purchase Agreement dated February 21, 1996 by and among the following parties: Coram Healthcare Corporation, a Nevada corporation; T2 Medical, Inc., a Delaware corporation; Surgex,
          Inc., a Nevada corporation; Ronald E. Moore; and National Surgery
          Centers, Inc., a Delaware corporation.

2.2       Form of Agreement to Purchase Partnership Interests relating to
          Westside Surgery Center, Ltd. Among National Surgery Centers, Inc.,
          NSC Houston, Inc., and Healthfirst Medical Westside Corporation and
          The Limited Partners of Westside Surgery Center, Ltd. Who Agree to
          Sell a Portion of Their Limited Partnership Interests to NSC Houston, Inc.

- --------------------
* Included only in the manually signed copy.
** Previously filed.